EX. 99.28(j)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of
PPM Funds:

We consent to the use of our report dated March 15, 2018, with respect to the financial statements of each series within PPM Funds including PPM Core Plus Fixed Income Fund, PPM Credit Fund, PPM Floating Rate Income Fund, PPM High Yield Core Fund, PPM Long Short Credit Fund, PPM Strategic Income Fund, PPM Large Cap Value Fund, PPM Mid Cap Value Fund, and PPM Small Cap Value Fund,  included herein and to the references to our firm under the heading "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information filed on Form N-1A.

/s/ KPMG LLP
Chicago, Illinois
March 15, 2018

Consent of Independent Registered Public Accounting Firm

The Board of Managers
JNL Strategic Income Fund LLC

We consent to the use of our report dated February 23, 2018 with respect to the financial statements of JNL Strategic Income Fund as of December 31, 2017, incorporated herein by reference and to the reference to our firm under the heading "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information filed on Form N-1A.
/s/ KPMG LLP
Chicago, Illinois
March 15, 2018